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Exhibit 4.10
EXECUTION COPY

     RESALE REGISTRATION RIGHTS AGREEMENT

between

WASHINGTON MUTUAL INC. AND
WASHINGTON MUTUAL CAPITAL TRUST 2001,

AS ISSUERS

and

LEHMAN BROTHERS INC.,

AS INITIAL PURCHASER

     DATED AS OF APRIL 30, 2001

    RESALE REGISTRATION RIGHTS AGREEMENT, dated as of April 30, 2001, among Washington Mutual Inc., a Washington corporation (the "Company"), Washington Mutual Capital Trust 2001, a statutory business trust formed under the Delaware Business Trust Act (the "Trust" and together with the Company, the "Issuers") and Lehman Brothers Inc. (the "Initial Purchaser").

    Pursuant to the Purchase Agreement, dated April 24, 2001, among the Issuers and the Initial Purchaser (the "Purchase Agreement"), the Initial Purchaser has agreed to purchase from the Issuer 20,000,000 Trust Preferred Income Equity Redeemable Securities/ / (PIERS/ /) Units (the "Units"). Each Unit will consist of a preferred security (liquidation preference $50 per security) of the Trust (each, a "Preferred Security") and a warrant (each, a "Warrant") issued by the Company, to purchase at any time prior to the close of business on May 3, 2041, .8054 shares (subject to antidilution adjustments) of common stock of the Company (shares of common stock purchased upon exercise of a Warrant being referred to as "Warrant Stock"). Each Preferred Security will represent an undivided beneficial ownership interest in the assets of the Trust, which assets will consist solely of subordinated debentures issued by the Company (the "Debentures"). Certain payments on the Preferred Securities will be guaranteed (the "Guarantee") by the Company.

    Capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreement. As an inducement to the Initial Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to their obligations thereunder, the Issuers agree with the Initial Purchaser, for the benefit of the holders (including the Initial Purchaser) of the Units, Preferred Securities, Warrants, Debentures, Guarantee and Warrant Stock received upon exercise of the Warrants, as follows:

    1.  Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

    Accreted Value:  As defined in the Declaration of Trust.

    Agreement:  This Resale Registration Rights Agreement.

    Applicable Amount:  With respect to (i) each Debenture and Preferred Security (and Guarantee), for each day of the applicable period, the Accreted Value of the Debenture related to such security on such day;

    (ii) each Unit for each day of the applicable period, $50; and

    (iii) each Warrant and each share of Warrant Stock, the Warrant Value of a single Warrant as of such day assuming, in the case of Warrant Stock, that the related Warrant was outstanding.

    Blue Sky Application:  As defined in Section 6(a) hereof.

    Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

    Business Day:  A day other than a Saturday or Sunday or any day on which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

    Closing Date:  The date of this Agreement.

    Commission:  Securities and Exchange Commission

    Company:  As defined in the preamble hereto.

    Damages Payment Date:  Each February 1, May 1, August 1 and November 1.

    Debentures:  As defined in the preamble hereto.

    Declaration of Trust:  The Amended and Restated Declaration of Trust, dated and effective as of April 30, 2001, by the Company, as sponsor, Diane L. Kelleher, Craig S. Davis and William A. Longbrake, as the initial administrative trustees, The Bank of New York, as the initial property trustee, and The Bank of New York (Delaware), as the initial Delaware trustee, not in their individual capacities but solely as trustees.

    Effectiveness Period:  As defined in Section 2(a)(iii) hereof.

    Effectiveness Target Date:  As defined in Section 2(a)(ii) hereof.

    Exchange Act:  Securities Exchange Act of 1934, as amended.

    4(2) Common Stock:  Warrant Stock held by a Holder as a result of the exercise of a Warrant which, in turn, was not received pursuant to a resale under the Shelf Registration Statement.

    Guarantee:  As defined in the preamble hereto.

    Holder:  A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

    Holder Questionnaire:  As defined in Section 2(b) hereof.

    Indemnified Holder:  As defined in Section 6(a) hereof.

    Indenture:  The Indenture, dated as of April 30, 2001, between the Issuer and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Debentures are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

    Initial Purchaser:  As defined in the preamble hereto.

    Issuer:  As defined in the preamble hereto.

    Liquidated Damages:  As defined in Section 3(a) hereof.

    Majority of Holders:  Holders holding over 50% of the aggregate Value of Transfer Restricted Securities outstanding.

    NASD:  National Association of Securities Dealers, Inc.

    Person:  An individual, partnership, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

    Preferred Security:  As defined in the preamble hereto.

    Purchase Agreement:  As defined in the preamble hereto.

    Prospectus:  The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

    Record Holder:  With respect to any Damages Payment Date, each Person who is a Holder on the 15th day preceding the relevant Damages Payment Date.

    Registration Default:  As defined in Section 3(a) hereof.

    Sale Notice:  As defined in Section 4(d) hereof.

    Securities Act:  Securities Act of 1933, as amended.

    Shelf Filing Deadline:  As defined in Section 2(a)(i) hereof.

    Shelf Registration Statement:  As defined in Section 2(a)(i) hereof.

    Suspension Notice.  As defined in Section 4(c) hereof.

    Suspension Period.  As defined in Section 4(b)(i) hereof.

    TIA:  Trust Indenture Act of 1939, as in effect on the date the Indenture is qualified under the TIA.

    Transfer Restricted Securities:  Each Unit Security and each share of Warrant Stock until the earlier of:

         (i) the date on which such Unit Security or such share of Warrant Stock has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

        (ii) the date on which such Unit Security or such share of Warrant Stock is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Issuer pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; or

        (iii) the date on which such Unit Security or such share of Warrant Stock ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

    Trust:  As defined in the preamble hereto.

    Underwritten Registration or Underwritten Offering:  A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

    Unit Securities:  The collective reference to the Units, Warrants, Preferred Securities (including the Guarantee) and Debentures.

    Units:  As defined in the preamble hereto.

    Value:  With respect to each Preferred Security and each Debenture, the Value of the related Preferred Security, with respect to each Unit, the sum of the Accreted Value of the related Preferred Security and the Warrant Value of the related Warrant, with respect to each Warrant, Warrant Value of such Warrant and with respect to each share of Warrant Stock, the exercise price paid for such share of stock

    Warrant:  As defined in the preamble hereto.

    Warrant Stock:  As defined in the preamble hereto.

    Warrant Value:  As defined in the Warrant Agreement.

    2.  Shelf Registration.

    (a) The Issuers shall:

       (i) not later than 60 days after the date hereof (the "Shelf Filing Deadline"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for (i) resales by holders of all Unit Securities, (ii) the issuance of Warrant Stock upon the exercise of Warrants resold pursuant to such Shelf Registration Statement and (iii) the resale of the Warrant Stock by the Holder thereof;

      (ii) use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission not later than 180 days after the date hereof (the "Effectiveness Target Date"); and

      (iii) use their reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time for a period (the "Effectiveness Period") of:

        (1) the latest of (i) two years following the last date of original issuance of the Unit Securities, (ii) two years following the first date on which no Warrants are outstanding and (iii) if all of the Warrants expire unexercised, the expiration date of the Warrants; or

        (2) such shorter period that will terminate when (x) all of the Holders of Transfer Restricted Securities are able to sell all Transfer Restricted Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto, (y) when all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (z) all Transfer Restricted Securities of Holders that complete and deliver in a timely manner the Holder Questionnaire are registered under the Shelf Registration Statement and have been disposed of in accordance with the Shelf Registration Statement.

    (b) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing, such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws (the form of which request is attached hereto as Exhibit A and is referred to herein as the "Holder Questionnaire"). In connection with all such requests for information from Holders of Transfer Restricted Securities, the Company shall notify such Holders of the requirements set forth in the preceding sentence. It is understood that such Holders shall include the Holders of 4(2) Common Stock and that such Holders may not be identified until the exercise of the related Warrant, which exercise may occur subsequent to the commencement of the Effectiveness Period. Holders that do not complete the questionnaire and deliver it to the Company shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 3 hereof unless such Holder shall have provided all such reasonably requested information. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Issuer by such Holder not materially misleading. Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the Company in writing such other information as the Issuer may from time to time reasonably request in writing.

    (c) If available, nothing herein shall prohibit the Issuers from registering any or all of the Unit Securities pursuant to an exchange offer on Form S-4. If such exchange offer is available, the provisions of this shall include such exchange offer and such Form S-4, to the extent applicable.

    3.  Liquidated Damages.

    (a) If:

       (i) the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

      (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

      (iii) except as provided in Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

      (iv) (A) prior to or on the 45th or 75th day, as the case may be, of any Suspension Period, such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 90 days in any 360 day period,

(each such event referred to in foregoing clauses (i) through (iv), a "Registration Default"), the Company hereby agrees to pay liquidated damages ("Liquidated Damages") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured, accruing at a rate:

      (A) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the Applicable Amount of such Transfer Restricted Security, and

      (B) (with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the Applicable Amount of such security; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the Applicable Amount of such security.

    (b) All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Company on each Damages Payment Date by wire transfer of immediately available funds or by federal funds check. Following the cure of all Registration Defaults relating to any particular Unit Security or share of Warrant Stock, the accrual of Liquidated Damages with respect to such Unit Security or share of Warrant Stock will cease.

    All obligations of the Issuers set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

    The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for such Registration Default.

    4.  Registration Procedures.

    (a) In connection with the Shelf Registration Statement, the Issuers shall comply with all the provisions of Section 4(b) hereof and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

    (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Issuers shall:

       (i) Subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Issuers shall file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "Suspension Period") if:

        (x) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Company's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

        (y) the Company reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Company (and its subsidiaries, if any, taken as a whole);

provided that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company's ability to consummate such transaction, the Company may extend a Suspension Period from 45 days to 75 days; provided, however, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period.

      (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus; provided that in no event will such method(s) of distribution take the form of an Underwritten Offering without the prior agreement of the Company, which agreement will not be unreasonably withheld.

      (iii) Advise the underwriter(s), if any, and selling Holders promptly (but in any event within five Business Days) and, if requested by such Persons, to confirm such advice in writing:

        (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

        (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

        (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

        (D) of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

  If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to the Initial Purchaser and each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

      (iv) Furnish to one counsel for the selling Holders and each of the underwriter(s), if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such holders and underwriter(s), if any, for a period of at least five Business Days (in the case of the Shelf Registration Statement) and two Business Days (in the case of any amendment or supplement thereto), and the Issuers will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by the Shelf Registration Statement or the underwriter(s), if any, shall reasonably object prior to the filing thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.

      (v) Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, any underwriter participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of such Issuer as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause such Issuer's officers, directors, trustees, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness, subject, upon the request of the Company, to the execution of a confidentiality agreement which is reasonable in the context of a registered public offering.

      (vi) If requested by any selling Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the "Plan of Distribution" of the Transfer Restricted Securities, (2) information with respect to the principal amount or number of Transfer Restricted Securities being sold to such underwriter(s), (3) the purchase price being paid therefor and (4) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

     (vii) Furnish to each selling Holder and each of the underwriter(s), if any, upon their request, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

     (viii) Deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii) (D), the Issuers hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

      (ix) The Issuers shall:

        (A) upon request, furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings for selling security holders, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

          (1) a certificate, dated the date of such closing, signed by the Chief Financial Officer of the Company confirming, as of the date thereof, the matters set forth in Section 5(f) of the Purchase Agreement and such other matters as such parties may reasonably request;

          (2) opinions, each dated the date of such closing, of counsel to the Issuers (or either of them) covering such of the matters as are customarily covered in legal opinions to underwriters in connection with underwritten offerings of securities; and

          (3) customary comfort letters, dated the date of such closing, from the Issuer's independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement) to the extent deliverable in accordance with their professional standards, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings of securities;

        (B) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified; and

        (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (ix).

      (x) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Issuers shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject themselves to taxation in any such jurisdiction if they are not now so subject.

      (xi) Cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities made by such underwriter(s).

     (xii) Use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities.

     (xiii) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (xiv) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Unit Securities that are in a form eligible for deposit with The Depository Trust Company.

     (xv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

     (xvi) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

    (xvii) Cause the Indenture, the Guarantee Agreement and the Amended and Restated Trust Agreement to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the applicable trustees and the holders of Unit Securities to effect such changes to such documents as may be required for such documents to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the applicable trustees thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such documents to be so qualified in a timely manner.

    (xviii) Cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted.

     (xix) Provide to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement.

    (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "Suspension Notice") from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, and will use its reasonable best efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

       (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xiii) hereof; or

      (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

    (d) Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the Company at least three Business Days prior to any intended distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statement (a "Sale Notice"), which notice shall be effective for five Business Days. Each Holder of Transfer Restricted Securities, by accepting the same, agrees to hold any communication by the Company in response to a Sale Notice in confidence.

    5.  Registration Expenses.

    (a) All expenses incident to the Issuers' performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

       (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holders with the NASD);

      (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

      (iii) all expenses of printing (including printing of Prospectuses and certificates for the Warrant Stock to be issued upon conversion of the Warrants) and the Issuers' expenses for messenger and delivery services and telephone;

      (iv) all fees and disbursements of counsel to the Issuers and, subject to Section 5(b) below, the Holders of Transfer Restricted Securities;

      (v) all application and filing fees in connection with listing (or authorizing for quotation) the Units and the Warrant Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

      (vi) all fees and disbursements of independent certified public accountants of the Issuers (including the expenses of any special audit and comfort letters required by or incident to such performance).

    The Company shall bear the Issuers' internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

    (b) In connection with the Shelf Registration Statement required by this Agreement, including any amendment or supplement thereto, and any other documents delivered to any Holders, the Company shall reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, which shall be Simpson Thacher & Bartlett, or such other counsel as may be chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared.

    6.  Indemnification and Contribution.

    (a) The Company shall indemnify and hold harmless each Holder, such Holder's officers and employees and each person, if any, who controls such Holder within the meaning of the Securities Act (each, an "Indemnified Holder"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

       (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by either Issuer (or based upon written information furnished by or on behalf of either Issuer expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "Blue Sky Application"); or

      (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein, provided, further, that the Company shall not be liable for any loss, liability, claim, damage or expense (1) arising from an offer or sale of Transfer Restricted Securities occurring during a Suspension Period, provided the Holder has received a Suspension Notice with respect to such Suspension Period, or (2) if the Holder fails to deliver at or prior to the written confirmation of sale, a Prospectus that is amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected the untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Prospectus delivered by the Holder, so long as the Prospectus, as amended or supplemented, has been delivered to such Holder prior to such time. The foregoing indemnity agreement is in addition to any liability which the Company or the Trust may otherwise have to any Indemnified Holder.

    (b) Each Holder, severally and not jointly, shall indemnify and hold harmless each Issuer, its officers and employees and each person, if any, who controls the Issuer within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer or any such officer, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

       (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

      (ii) the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to an Issuer by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the Issuer and any such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Issuer or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to either Issuer and any such officer, employee or controlling person.

    (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Holders shall have the right to employ one separate firm to represent jointly the Holders and their officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Holders against the Company under this Section 6 if, in the reasonable judgment of the Holders seeking indemnification, it is advisable for the Holders and such officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall:

       (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

      (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

    (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

       (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

      (ii) if the allocation provided by clause (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) but also the relative fault of the Issuers on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Issuers on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under the Purchase Agreement (before deducting expenses) received by the Trust, on the one hand, bear to the total net gain received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Issuer and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 6(d) are several and not joint.

    7.  Rule 144. In the event either Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rules 144 and 144A under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144 and Rule 144A, to the extent applicable.

    8.  Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder:

       (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

      (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

    9.  Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering if approved by the Company as provided in Section 4(b)(ii). In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

    10. Miscellaneous.

    (a) Remedies. Each Issuer acknowledges and agrees that any failure by such Issuer to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Issuers' respective obligations under Section 2 hereof. Each Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

    (b) Intentionally omitted.

    (c) No Inconsistent Agreements. Neither Issuer will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, neither Issuer shall grant to any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. Neither Issuer has previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

    (d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of a Majority of Holders.

    (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

       (i) if to a Holder, at the address set forth on the records of the registrar under the applicable Operative Documents or the transfer agent of the Warrant Stock, as the case may be; and

      (ii) if to either Issuer:

    Washington Mutual Inc.
    1201 Third Avenue
    Suite 1500
    Seattle, Washington 98101
    Attention: Fay L. Chapman
    Fax (206) 461-5739

    With a copy to:

    Heller Ehrman White & McAuliffe LLP
    701 Fifth Avenue
    Suite 6100
    Seattle, Washington 98104
    Attention: David Wilson
    Fax (206)-447-0849

    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

    (f)  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the applicable Operative Documents. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

    (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (h) Securities Held by an Issuer or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by either Issuer or its respective "affiliates" (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

    (i)  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (j)  Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

    (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    (l)  Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WASHINGTON MUTUAL INC.
By:	/s/ Fay L. Chapman Name: Fay L. Chapman Title: Senior Executive Vice President
LEHMAN BROTHERS INC.
By:	signature not legible Authorized Representative

Exhibit A

WASHINGTON MUTUAL INC.

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

    The undersigned beneficial holder of Trust Preferred Income Equity Redeemable Securities? (PIERS?) Units (the "Units") of Washington Mutual Capital Trust 2001 (the "Trust") and Washington Mutual Inc. (the "Company"; together with the Trust, the "Issuers"), preferred securities (liquidation preference $50 per security) of the Trust (each, a "Preferred Security"), warrants (each, a "Warrant") issued by the Company, to purchase shares of common stock of the Company (shares of common stock purchased upon exercise of a Warrant being referred to as "Warrant Stock") or subordinated debentures issued by the Company (the "Debentures"; the Units, Preferred Securities (including the guarantee by the Company of certain payments thereunder), Warrants, Warrant Stock and Debentures being collectively referred to as the "Transfer Restricted Securities") understands that the Issuers have filed, or intend to file, with the Securities and Exchange Commission (the "Commission") a registration statement (the "Shelf Registration Statement"), for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Transfer Restricted Securities in accordance with the terms of the Resale Registration Rights Agreement, dated as of April 30, 2001 (the "Registration Rights Agreement") between the Issuers and Lehman Brothers Inc. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

    Each beneficial owner of Transfer Restricted Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Transfer Restricted Securities pursuant to the Shelf Registration Statement, a beneficial owner of Transfer Restricted Securities generally will be required to be named as a selling securityholder in the related Prospectus, deliver a Prospectus to purchasers of Transfer Restricted Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement.

    Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Transfer Restricted Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus.

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NOTICE

    The undersigned beneficial owner (the "Selling Securityholder") of Transfer Restricted Securities hereby gives notice to the Issuers of its intention to sell or otherwise dispose of Transfer Restricted Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

    Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Issuers, their directors, the Issuer's officers who sign the Shelf Registration Statement and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related Prospectus in reliance upon the information provided in this Notice and Questionnaire.

    The undersigned hereby provides the following information to the Issuers and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a) Full legal name of Selling Securityholder:
(b) Full legal name of registered holder (if not the same as (a) above) through which Transfer Restricted Securities listed in Item (3) below are held:
(c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Transfer Restricted Securities listed in Item (3) are held:
2.	Address for notices to Selling Securityholders:
Telephone:
Fax:
Contact Person:
3.	Beneficial ownership of Transfer Restricted Securities:
(a)
Type of Transfer Restricted Securities beneficially owned, and principal amount of Debentures, liquidation preference of Preferred Securities or number of Warrants or shares of Warrant Stock, as the case may be, beneficially owned:
(b) CUSIP No(s). of such Transfer Restricted Securities beneficially owned:
4.	Beneficial ownership of each Issuer's securities owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of either Issuer other than the Transfer Restricted Securities listed above in Item (3) ("Other Securities").
(a) Type and amount of Other Securities beneficially owned by the Selling Securityholder:
(b) CUSIP No(s). of such Other Securities beneficially owned:
5.	Relationship with the Issuer (as applicable)

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with either Issuer (or their predecessors or affiliates) during the past three years.

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State any exceptions here:
6.	Plan of Distribution

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all). Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Transfer Restricted Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

         (i) on any national securities exchange or quotation service on which the Transfer Restricted Securities may be listed or quoted at the time of sale;

        (ii) in the over-the-counter market;

        (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

        (iv) through the writing of options.

  In connection with sales of the Transfer Restricted Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Transfer Restricted Securities and deliver Transfer Restricted Securities to close out such short positions, or loan or pledge Transfer Restricted Securities to broker-dealers that in turn may sell such securities.

  State any exceptions here:

    Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior agreement of the Issuer.

    The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules and regulations promulgated thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

    The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

    Pursuant to the Registration Rights Agreement, the Issuers have agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

    In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

    By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the Shelf

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Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Issuer in connection with the preparation or amendment of the Shelf Registration Statement and the related Prospectus.

    IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner

By:	Name: Title:

Please return the completed and executed Notice and Questionnaire to Washington Mutual Inc. at:

      Washington Mutual Inc.
      1201 Third Avenue
      Suite 1500
      Seattle, Washington 98101
      Attention: Attention: Fay L. Chapman
      Fax (206) 461-5739

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QuickLinks

Exhibit 4.10 EXECUTION COPY
Exhibit A
FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE
NOTICE
QUESTIONNAIRE